                                                                    Exhibit 4.11

                                 SIXTH AMENDMENT
             TO THIRD AMENDED AND RESTATED SECURED CREDIT AGREEMENT

         THIS SIXTH AMENDMENT TO THIRD AMENDED AND RESTATED SECURED CREDIT AGREEMENT (this "AMENDMENT") is entered into as of October 17, 2001, among QUANTA SERVICES, INC., a Delaware corporation ("BORROWER"), the Lenders, as defined below, and BANK OF AMERICA, N.A., f/k/a NationsBank, N.A., as administrative agent for the Lenders (in such capacity, the "AGENT"). Capitalized terms used but not defined in this Amendment have the meaning given such terms in the Credit Agreement (defined below).

                                    RECITALS

         A. The Borrower is party to that certain Third Amended and Restated Secured Credit Agreement dated as of June 14, 1999 (as amended by the First Amendment dated as of September 21, 1999, the Second Amendment dated as of March 21, 2000, the Third Amendment and Consent dated as of June 15, 2000, the Fourth Amendment dated as of October 27, 2000, the Fifth Amendment dated as of November 9, 2000, and as may be amended, restated or supplemented from time to time, the "CREDIT AGREEMENT"), among the Borrower, Agent, and the lenders from time to time parties thereto (each a "LENDER" collectively, "LENDERS").

         B. In September, 1999 and in connection with the issuance by the Borrower of the Preferred Stock to Utilicorp, the Borrower entered into a management services agreement under which Utilicorp agreed to provide certain advice regarding (i) corporate and strategic planning, (ii) the development, evaluation, and marketing of the Borrower's products and services, (iii) identifying potential acquisition candidates and additional business opportunities, and (iv) other similar or related services in exchange for the payment by the Borrower of the Management Fee (the "MANAGEMENT SERVICES AGREEMENT").

         C. In December, 2000, the Borrower terminated the Management Services Agreement in exchange for a one-time payment by the Borrower to Utilicorp of approximately $28,600,000 (the "MANAGEMENT FEE TERMINATION PAYMENT").

         D. The Borrower has requested that the Minimum Interest Coverage Ratio be amended to exclude the Management Fee Termination Payment from the calculation of such ratio.

         E. The Borrower has also requested that the LC Commitment Amount be increased from $50,000,000 to $100,000,000.

         F. The Borrower has also requested that the limitation on Borrower's Investments in other Persons be increased from $10,000,000 to $60,000,000.

         G. The Borrower, Agent and the Lenders have agreed to amend the Credit Agreement to accommodate the foregoing requests and to make other related modifications, in each case subject to the terms and conditions set out in this Amendment.

         NOW THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agree as follows:

         1. Amendments to Section 1.1 (Definitions). SECTION 1.1 of the Credit Agreement is hereby amended by (a) amending and restating in their entirety the defined terms "FUNDED DEBT", "LC COMMITMENT AMOUNT", and "MINIMUM INTEREST COVERAGE RATIO", and (b) adding the defined term "MANAGEMENT FEE TERMINATION PAYMENT" in its appropriate alphabetical order, in each case as follows (with the new or modified language underlined):

                  ""FUNDED DEBT" means, as of any date of determination, the sum, without duplication, of the following for the Borrower and its
         Subsidiaries: (i) Indebtedness for borrowed money, all obligations evidenced by bonds, debentures, notes or similar instruments, and purchase money obligations which in accordance with GAAP would be shown on the consolidated balance sheet of the Borrower as a liability, (ii) all LC Obligations, and all reimbursement obligations relative to the face amount of all other letters of credit issued for the account of the Borrower or any of its Subsidiaries, and (iii) all Capitalized Lease Obligations.

                  "LC COMMITMENT AMOUNT" means $100,000,000 as such amount may be reduced from time to time pursuant to the terms of this Agreement.

                  "MANAGEMENT FEE TERMINATION PAYMENT" means the one-time payment by Borrower in December, 2000 of approximately $28,600,000 to Utilicorp in connection with the termination of the management services agreement between Borrower and Utilicorp under which the Borrower paid the Management Fee.

                  "MINIMUM INTEREST COVERAGE RATIO" means, for any period, the ratio of (a) EBIT plus the amount of the Management Fee expensed during such period to (b) the sum of Consolidated Interest Expense, plus the amount of any dividend or distribution in respect of the Preferred Stock paid or scheduled to be paid during such period, plus the amount of the Management Fee paid during such period (other than the Management Fee Termination Payment)."

         2. Amendment to Section 6.15 (Loans, Advances and Investments). SECTION 6.15(G) of the Credit Agreement is hereby amended and restated in its entirety as follows (with the new or modified language underlined):

                  "(g) Investments in Persons other than Borrower or its Subsidiaries, provided that all such Investments shall not exceed $60,000,000 at any one time;"

         3. Conditions. This Amendment shall not be effective until (a) it has been duly executed and delivered by Borrower, each Guarantor, and at least the Majority Lenders, and (b) Borrower has delivered to Agent for the benefit of Lenders (i) a certificate from the Borrower that no Default or Event of Default exists under the Credit Agreement, and (ii) such other documents, if any, as the Agent may reasonably request.

         4. Fees and Expenses. The Borrower agrees to pay (a) to Agent for the benefit of each Lender that executes and delivers this Amendment on or before October 12, 2001, an amendment fee equal to .10% of such Lender's Commitment, and (b) the reasonable fees and expenses of counsel to Agent for services rendered in connection with the preparation, negotiation and execution of this Amendment.

         5. Representations and Warranties. The Borrower and the Guarantors represent and warrant to the Lenders that they possess all requisite power and authority to execute, deliver and comply with the terms of this Amendment, which has been duly authorized and approved by all requisite corporate action on the part of the Borrower and the Guarantors, for which no consent of any Person is required, and which will not violate their respective organizational documents, and agree to furnish the Agent with evidence of such authorization and approval upon request. The Borrower and the Guarantors further represent and warrant to the Agent and the Lenders that (a) the representations and warranties in each Credit Document to which they are a party are true and correct in all material respects on and as of the date of this Amendment as though made on the date of this Amendment (except to the extent that (i) such representations and warranties speak to a specific date or (ii) the facts on which such representations and warranties are based have been changed by transactions contemplated by the Credit Agreement), (b) it is in full compliance with all covenants and agreements contained in each Credit Document to which it is a party, and (c) no Default or Event of Default has occurred and is continuing.

         6. Scope of Amendment and Consent; Reaffirmation; Release. Except as affected by this Amendment, the Credit Documents are unchanged and continue in full force and effect. However, in the event of any inconsistency between the terms of the Credit Agreement as hereby amended and any other Credit Document, the terms of the Credit Agreement shall control and such other document shall be deemed to be amended hereby to conform to the terms of the Credit Agreement. All references to the Credit Agreement shall refer to the Credit Agreement as amended by this Amendment. The Borrower and the Guarantors hereby reaffirm their respective obligations under, and agree that, all Credit Documents to which they are a party remain in full force and effect and continue to evidence their respective legal, valid and binding obligations enforceable in accordance with their terms (as the same are affected by this Amendment). The Borrower and the Guarantors hereby release the Agent and the Lenders from any liability for actions or failures to act in connection with the Credit Documents prior to the date hereof. This Amendment shall be binding upon and inure to the benefit of each of the undersigned and their respective successors and permitted assigns.

         7. Miscellaneous.

            (a) No Waiver of Defaults. This Amendment does not constitute a waiver of, or a consent to, any present or future violation of or default under, any provision of the Credit Documents, or a waiver of the Lenders' right to insist upon future compliance with each term, covenant, condition and provision of the Credit Documents, and the Credit Documents shall continue to be binding upon, and inure to the benefit of, the Borrower, the Guarantors, the Agent, and the Lenders and their respective successors and assigns.

            (b) Form. Each agreement, document, instrument or other writing to be furnished to the Agent under any provision of this instrument must be in form and substance satisfactory to the Agent and its counsel.

            (c) Multiple Counterparts. This Amendment may be executed in any number of counterparts with the same effect as if all signatories have signed the same document. All counterparts must be construed together to constitute one and the same instrument.

            (d) Governing Law. This Amendment and the other Credit Documents must be construed-and their performance enforced-under Texas law.

            (e) Entirety. THE CREDIT DOCUMENTS, AS AMENDED HEREBY, REPRESENT THE FINAL AGREEMENT BETWEEN THE BORROWER, GUARANTORS, THE AGENT AND THE LENDERS AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS BY THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

 [SIGNATURES AND GUARANTORS' CONSENT AND AGREEMENT APPEAR ON FOLLOWING PAGES.]

         EXECUTED as of the date first written above.


                                      QUANTA SERVICES, INC.


                                      By: /s/ Nick Grindstaff
                                         ---------------------------------------
                                               Nick Grindstaff
                                               Treasurer


                                      BANK OF AMERICA, N.A., as Administrative
                                      Agent


                                      By: /s/ Suzanne M. Paul
                                         ---------------------------------------
                                               Suzanne M. Paul, Vice President


                                      BANK OF AMERICA, N.A., as a Lender

                                      By: /s/ Gary L. Mingle
                                         ---------------------------------------
                                               Gary L. Mingle
                                               Senior Vice President

                                      BANK ONE, NA, as a Documentation Agent and as a Lender


                                      By: /s/ Kathy Turner
                                         ---------------------------------------
                                               Kathy Turner
                                               Director

                                      FLEET NATIONAL BANK (F/K/A BANK BOSTON,
                                      N.A.), as a Documentation Agent and as a Lender


                                      By:
                                         ---------------------------------------
                                               Name:
                                                        ------------------------
                                               Title:
                                                        ------------------------


                                      CREDIT LYONNAIS NEW YORK BRANCH, as a
                                      Managing Agent and as a Lender


                                      By: /s/ Attila Koc
                                         ---------------------------------------
                                               Attila Koc
                                               Senior Vice President

                                      THE BANK OF NOVA SCOTIA, as a Managing
                                      Agent and as a Lender


                                      By: /s/ M. D. Smith
                                         ---------------------------------------
                                               M. D. Smith
                                               Agent

                                      NATIONAL CITY BANK, as a Lender


                                      By: /s/ Michael J. Durbin
                                         ---------------------------------------
                                               Michael J. Durbin
                                               Vice President


                                      LASALLE BANK NATIONAL ASSOCIATION, as a
                                      Lender


                                      By: /s/ Richard J. Kress
                                         ---------------------------------------
                                               Richard J. Kress
                                               First Vice President


                                      FIRST UNION NATIONAL BANK, as a Lender


                                      By: /s/ Mark B. Felkler
                                         ---------------------------------------
                                               Mark B. Felkler
                                               Senior Vice President


                                      COMERICA BANK, as a Lender

                                      By: /s/ Gerald R. Finney, Jr.
                                         ---------------------------------------
                                               Gerald R. Finney, Jr.
                                               Vice President


THE BANK OF TOKYO-MITSUBISHI,         THE BANK OF TOKYO-MITSUBISHI, LTD., as a
LTD., as a Lender                     Lender

By: /s/ J. Fort                                By: /s/ J. Mearns
   ----------------------------------             ------------------------------
         J. Fort                               J. Mearns
         Vice President                        Vice President and Manager

                                      THE CHASE MANHATTAN BANK, as a Lender


                                      By: /s/ James R. Dolphin
                                         ---------------------------------------
                                               James R. Dolphin
                                               Senior Vice President


                                      GUARANTY FEDERAL BANK, F.S.B., as a Lender


                                      By: /s/ Scott L. Brewer
                                         ---------------------------------------
                                               Scott L. Brewer
                                               Vice President

                                      SUNTRUST BANK, ATLANTA, as a Lender


                                      By: /s/ Frank A. Coe
                                         ---------------------------------------
                                               Frank A. Coe
                                               Vice President



                                      BANKERS TRUST COMPANY, as a Lender


                                      By: /s/ Patrick Dowling
                                         ---------------------------------------
                                               Patrick Dowling
                                               Vice President

                        GUARANTORS' CONSENT AND AGREEMENT

         As an inducement to the Lenders to execute, and in consideration of the Lenders' execution of this Amendment, each of the undersigned hereby consents to this Amendment and agrees that the same shall in no way release, diminish, impair, reduce or otherwise adversely affect the obligations and liabilities of the undersigned under their respective Guaranties described in the Credit Agreement executed by the undersigned, or any agreements, documents or instruments executed by any of the undersigned, all of which obligations and liabilities are, and shall continue to be, in full force and effect. This consent and agreement shall be binding upon the undersigned, and their respective successors and assigns, and shall inure to the benefit of the Lenders, and their respective successors and assigns.

                                ADVANCED TECHNOLOGIES AND INSTALLATION, INC.
                                ARBY CONSTRUCTION, INC.
                                AUSTIN TRENCHER, INC.
                                CCLC, INC.
                                COMMUNICATION MANPOWER, INC.
                                COMPUTAPOLE, INC.
                                CONTI COMMUNICATIONS, INC.
                                CROCE ELECTRIC COMPANY, INC.
                                CROWN FIBER COMMUNICATIONS, INC.
                                DIGCO UTILITY CONSTRUCTION, INC.
                                DILLARD SMITH CONSTRUCTION COMPANY
                                DRIFTWOOD ELECTRICAL CONTRACTORS, INC.
                                EDWARDS PIPELINE COMPANY,  INC.
                                ENVIRONMENTAL PROFESSIONAL ASSOCIATES, LIMITED FIBER TECHNOLOGY, INC.
                                FIVE POINTS CONSTRUCTION COMPANY
                                GEM ENGINEERING CO., INC.
                                GOLDEN STATE UTILITY CO.
                                H.L. CHAPMAN PIPELINE CONSTRUCTION, INC.
                                HAINES CONSTRUCTION COMPANY
                                HARKER & HARKER, INC.
                                INTERMOUNTAIN ELECTRIC, INC.
                                IRBY CONSTRUCTION COMPANY
                                LINE EQUIPMENT SALES CO., INC.
                                LOGICAL LINK, INC.
                                MANUEL BROS., INC.
                                MEARS GROUP, INC.
                                MEARS PIPELINE SERVICES, INC.
                                MEJIA PERSONNEL SERVICES, INC.
                                METRO UNDERGROUND SERVICES, INC.
                                NETCOM MANAGEMENT GROUP, INC.
                                NETWORK COMMUNICATIONS SERVICES, INC.
                                NETWORK ELECTRIC COMPANY
                                NORTH HOUSTON POLE LINE CORP.
                                NORTH PACIFIC CONSTRUCTION CO., INC.
                                NORTH SKY COMMUNICATIONS, INC.
                                NORTHERN LINE LAYERS, INC.
                                PAC WEST CONSTRUCTION, INC.
                                PAR ELECTRICAL CONTRACTORS, INC.
                                PARKSIDE SITE & UTILITY COMPANY CORPORATION
                                PARKSIDE UTILITY CONSTRUCTION CORP.
                                P.D.G. ELECTRIC COMPANY

                                 POTELCO, INC.
                                 PROFESSIONAL TELECONCEPTS, INC. (IL)
                                 PROFESSIONAL TELECONCEPTS, INC. (NY)
                                 QSI, INC.
                                 QUANTA XLVI ACQUISITION, INC.
                                 QUANTA XLVIII ACQUISITION, INC.
                                 QUANTA LI ACQUISITION, INC.
                                 QUANTA LIV ACQUISITION, INC.
                                 QUANTA LV ACQUISITION, INC.
                                 QUANTA LVI ACQUISITION, INC.
                                 QUANTA LVII ACQUISITION, INC.
                                 QUANTA LVIII ACQUISITION, INC.
                                 QUANTA LIX ACQUISITION, INC.
                                 QUANTA LX ACQUISITION, INC.
                                 QUANTA LXI ACQUISITION, INC.
                                 QUANTA LXII ACQUISITION, INC.
                                 QUANTA LXIII ACQUISITION, INC.
                                 QUANTA LXIV ACQUISITION, INC.
                                 QUANTA LXV ACQUISITION, INC.
                                 QUANTA LXVI ACQUISITION, INC.
                                 QUANTA LXVII ACQUISITION, INC.
                                 QUANTA LXVIII ACQUISITION, INC.
                                 QUANTA LXIX ACQUISITION, INC.
                                 QUANTA LXX ACQUISITION, INC.
                                 QUANTA LXXI ACQUISITION, INC.
                                 QUANTA LXXII ACQUISITION, INC.
                                 QUANTA LXXIII ACQUISITION, INC.
                                 QUANTA UTILITY INSTALLATION CO., INC,
                                 R. A. WAFFENSMITH & CO., INC.
                                 RANGER DIRECTIONAL, INC.
                                 RIGGIN & DIGGIN LINE CONSTRUCTION, INC.
                                 SEAWARD CORPORATION
                                 SERVICE CORPORATION OF THE SOUTHWEST
                                 SOUTHEAST PIPELINE CONSTRUCTION, INC.
                                 SOUTHWEST TRENCHING COMPANY, INC.
                                 SPALJ CONSTRUCTION COMPANY
                                 SPECIALTY DRILLING TECHNOLOGY, INC.
                                 SULLIVAN WELDING, INC.
                                 SUMTER UTILITIES, INC.
                                 TELECOM NETWORK SPECIALISTS, INC.
                                 THE RYAN COMPANY, INC.
                                 TOM ALLEN CONSTRUCTION COMPANY
                                 TRAWICK CONSTRUCTION COMPANY, INC.
                                 TTGP, INC.
                                 TTLP, INC.
                                 TTM, INC.
                                 TXLP, INC.
                                 TVS SYSTEMS, INC.
                                 UNDERGROUND CONSTRUCTION CO., INC.
                                 UTILCO, INC.
                                 VCI TELECOM, INC.
                                 W.C. COMMUNICATIONS, INC.
                                 W.H.O.M. CORPORATION

                                 By:       /s/ Dana Gordon
                                          --------------------------------------
                                          Dana Gordon, President or Vice
                                          President of each Guarantor

                                 QUANTA DELAWARE, INC.

                                 By:       /S/ Linda Bubacz
                                          --------------------------------------
                                          Linda Bubacz, President

                                 BROWN ENGINEERING, LLC

                                 By:      Haines Construction Company, Its
                                          Member

                                          By:       /s/ Dana Gordon
                                                   -----------------------------
                                                   Dana Gordon, Vice President

                                 COAST TO COAST, LLC

                                 By: Environmental Professional Associates, Limited, a California corporation,
                                          Its Member

                                          By:       /s/ Dana Gordon
                                                   -----------------------------
                                                   Dana Gordon, Vice President

                                 DOT 05, LLC

                                 By:      Seaward Corporation, Its Member

                                          By:       /s/ Dana Gordon
                                                   -----------------------------
                                                   Dana Gordon, Vice President

                                 LAKE NORMAN PIPELINE, LLC

                                 By:      Edwards Pipeline Company, Inc., Its
                                          Member

                                          By:       /s/ Dana Gordon
                                                   -----------------------------
                                                   Dana Gordon, Vice President

                                 MEARS/CPG, LLC
                                 MEARS ENGINEERING, LLC
                                 MEARS/HDD, LLC
                                 MEARS SERVICES, LLC

                                 By: Mears Group, Inc., The Sole Member of each of the foregoing limited liability companies

                                          By:       /s/ Dana Gordon
                                                   -----------------------------
                                                   Dana Gordon, Vice President

                            S.K.S. PIPELINERS, LLC

                            By:      Arby Construction, Inc., Its Member

                                     By:       /s/ Dana Gordon
                                              ----------------------------------
                                              Dana Gordon, Vice President
                            TJADER, L.L.C.

                            By:      Spalj Construction Company, Its Member

                                     By:       /s/ Dana Gordon
                                              ----------------------------------
                                              Dana Gordon, Vice President

                            TNS-VA, LLC

                            By:      Professional Teleconcepts, Inc., Its Member

                                     By:       /s/ Dana Gordon
                                              ----------------------------------
                                              Dana Gordon, Vice President

                            AIRLAN TELECOM SERVICES, L.P.

                            By: Mejia Personnel Services, Inc., Its General Partner


                                     By:       /s/ Dana Gordon
                                              ----------------------------------
                                              Dana Gordon, Vice President

                            QUANTA SERVICES MANAGEMENT PARTNERSHIP, L.P.

                            By:      QSI, Inc., Its General Partner


                                     By:       /s/ Dana Gordon
                                              ----------------------------------
                                              Dana Gordon, Vice President

                            TRANS TECH ELECTRIC, L.P.

                            By:      TTGP, Inc., Its General Partner


                                     By:       /s/ Dana Gordon
                                              ----------------------------------
                                              Dana Gordon, Vice President